EXHIBIT 99.1

News Release

Denver, Colorado; May 11, 2010 – Apollo Gold Corporation (“Apollo” or the “Company”) (TSX: APG; NYSE Amex: AGT) reports net income of approximately $6.45 million and operating income of approximately $1.79 million for the first quarter ended March 31, 2010 (“Q1 2010”).  All dollars reported in this news release are in US currency, unless otherwise noted.

Q1 2010 and year-to-date highlights included:

-
Execution of a definitive agreement for a proposed business combination (the “Merger”) by way of a court-approved plan of arrangement with Linear Gold Corp. (“Linear”),  whereby Apollo has agreed to acquire all of the outstanding common shares of Linear in exchange for Apollo common shares at an exchange ratio of 5.4742 Apollo shares per Linear share, expected to be adjusted for Apollo’s proposed share consolidation of one post-consolidation common share for every four Apollo common shares outstanding immediately prior to the share consolidation;

-
Completion of a Cdn$25.0 million private placement equity subscription by Linear, with Apollo using the proceeds (i) to reduce the principal of the Company’s Black Fox project debt facility by $10.0 million, (ii) to advance the underground mine development at the Black Fox Mine and (iii) for working capital purposes;

-
Reduction of the project debt facility by approximately $18.2 million, including a $10.0 million reduction during the quarter from proceeds of the Linear subscription and an $8.2 million reduction  as a result of proceeds from the opportunistic closing out of in-the-money Canadian currency hedge contracts subsequent to the end of the quarter;

-	Production of 14,175 ounces of gold from approximately 178,000 tonnes of ore processed at an average gold grade of approximately 2.7 grams per tonne during Q1 2010;
-
Gold sales during Q1 2010 of 15,796 ounces at total cash costs of $631 per ounce; all of which were delivered into the Company’s gold forward sales contracts at a realized gold price of $875 per ounce;

-	Commissioning of a new conveyor and crusher scalping circuit and water management holding facility at the Black Fox Mill in Q1 2010;
-	Divestiture of all of the capital stock of the Company’s subsidiary, Montana Tunnels Mining, Inc., which held the Company’s 50% joint venture interest in the Montana Tunnels mine and mill.

Financial Overview

For Q1 2010, the Company reported net income of approximately $6.45 million ($0.02 per share) due mainly to (i) an approximate $10.0 million non-cash realized gain on equity-linked financial instruments, related to a mark to market change in the value of the Company’s Canadian dollar denominated warrants, and (ii) an approximate $2.0 million non-cash unrealized gain on derivative instruments related to the mark to market change in fair value of the Company’s Canadian currency and gold forward contracts from December 31, 2009 to March 31, 2010.

The recognition of the gain of $10.0 million on the Canadian dollar denominated warrants was in accordance with guidance from the Accounting Standards Codification of the Financial Accounting Standards Board as these warrants are considered a liability and are adjusted to their fair value at the end of every period.

The Company reports its financials under United States generally accepted accounting principles (“US GAAP”), as allowed under both Canada and US securities laws. Its initial presentation of financial statements under US GAAP was in its Annual Report on Form 10-K for the year ended December 31, 2009.  One effect of the adoption of US GAAP is that a slightly greater proportion of development costs for Company’s mining operations are expensed as current period costs and reflected in total cash costs than would be under Canadian GAAP.

Capital expenditures for Q1 2010 were $1.1 million and included completion of the crushing circuit at the Black Fox Mill in January 2010.  All start-up capital for the Black Fox Mine and Mill has been completed, which lowers the operating and capital risk considerably for Black Fox, now operating at a steady mill processing rate of approximately 2,000 tonnes per day.  The Black Fox Mine commenced gold production in May 2009.

Exploration Overview

Apollo’s 2010 exploration drilling program began in April 2010 and, to date, four holes have been completed in the Contact Zone at the Grey Fox and Pike River properties.  The approximate $4.0 million exploration program is expected to include 20,000 meters of drilling from surface as well as underground drilling.  Surface drill targets are located at the Grey Fox and Pike River properties, including the Contact Zone, which extends north towards the intersection of the Destor-Porcupine Fault Zone, the host structure of the Black Fox deposit. The exploration program will also seek to extend the Black Fox mineral deposit along strike to the Pike River property by drilling from underground beginning at the 235 meter level.

At Grey Fox, the Company expects to complete its initial National Instrument 43-101-compliant mineral resource estimate by the end of Q2 2010.  The Grey Fox resource estimate will include some Measured and Indicated Resources and will cover the first 500 meters (“m”) of strike length, to a maximum depth of 250 m, at the Contact Zone.  The known Contact Zone mineralization has been intercepted along 850 m of strike and remains open on strike to the north, south and down dip.  Grey Fox is located 3.5 kilometers southeast of the Black Fox Mine.

Outlook for 2010

Gold production for the full year 2010 is estimated at between 90,000 and 100,000 ounces of gold, of which 60% to 65% is expected to be produced in the second half of 2010.  As noted in Apollo’s May 5, 2010, news release, total cash costs per ounce of gold sold are expected to be between $500 and $550 for the full year, with higher ore grade from the open pit, higher ore grade from the underground mine commencing in July, resulting in expected increased production from the mine and lower cash costs in the second half of 2010 compared to the first half.

Pending Business Combination with Linear

Pursuant to a definitive agreement executed by Apollo and Linear, Apollo and Linear agreed to the “Merger” to create an emerging Canadian mid-tier gold producer (“New Company”).  The Merger is expected to close by the end of June 2010, subject to customary closing conditions, including receipt of all necessary regulatory, court and respective shareholder approvals.

Contact Information:

Wendy Yang
Phone: 720-886-9656 Ext. 217	Toll Free: 1-877-465-3484
E-mail: ir@apollogold.com	Website: www.apollogold.com

About Apollo

Apollo is a growing gold producer that operates the wholly owned Black Fox Mine in Ontario, Canada, which commenced gold production in May 2009. Apollo is also exploring the adjoining Grey Fox and Pike River properties, all in the Timmins gold district in Ontario, Canada, as well as the Huizopa Joint Venture, (80 percent Apollo and 20 percent Minas De Coronado, S. de R.L. de C.V.), an early stage, gold-silver exploration project, approximately 16 kilometers (10 miles) southwest of MineFinders Dolores gold-silver mine, in the Sierra Madres in Chihuahua, Mexico.

About Linear

Linear Gold Corp is a well financed gold exploration and development company committed to maximizing shareholder value through a strategy of mine development, focused exploration, and effective risk management through selective partnerships and acquisitions. Linear's flagship development property located near Uranium City, Saskatchewan, hosts an economic gold deposit and is now in the development stage to become a 70,000 - 90,000 ounce per year gold producer. Linear also holds an extensive and diverse portfolio of mineral projects in the Dominican Republic and Mexico.

Forward-looking Statements

Certain statements in this press release relating to the proposed Merger and Apollo’s exploration activities, project expenditures, production and financial results, and business plans are “forward-looking statements” within the meaning of securities legislation.  These statements include statements regarding future production by Apollo, the commencement of underground mining at the Black Fox Mine and production and capital estimates in connection therewith, future ore grades at the Black Fox Mine, estimates of cash costs, grades and future development at the Black Fox Mine, completion of the Merger, future exploration activities at the Grey Fox and Pike River properties and the costs associated therewith and completion of a NI 43-101 technical report for Grey Fox and the contents and timing thereof.  Apollo does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by applicable securities legislation. These forward-looking statements represent management's best judgment based on current facts and assumptions that management considers reasonable, including that the required approval will be obtained from the shareholders of Apollo or Linear, that all third party regulatory and governmental approvals to the Merger will be obtained and all other conditions to completion of the Merger will be satisfied or waived, that operating and capital plans will not be disrupted by issues such as mechanical failure, unavailability of parts, labor disturbances, interruption in transportation or utilities, or adverse weather conditions, that there are no material unanticipated variations in budgeted costs, that contractors will complete projects according to schedule, and that actual mineralization on properties will not be less than identified mineral reserves. Apollo makes no representation that reasonable business people in possession of the same information would reach the same conclusions. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the companies to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In particular, fluctuations in the price of gold or in currency markets could prevent the companies from achieving their targets. Other factors are disclosed under the heading “Risk Factors” and elsewhere in Apollo documents filed from time to time with the Toronto Stock Exchange and the NYSE Amex Equities Exchange and, on SEDAR and with other regulatory authorities, including the United States Securities and Exchange Commission.

Non-GAAP Financial Measures

The term “total cash cost” is a non-GAAP financial measure and is used on a per ounce of gold basis. Total cash cost is equivalent to direct operating cost as found on the Consolidated Statements of Operations and includes by-product credits for payable silver production. We have included total cash cost information to provide investors with information about the cost structure of our mining operations. This information differs from measures of performance determined in accordance with GAAP in the United States and Canada and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be comparable to similarly titled measures of other companies.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The terms “mineral resources” and “resources” are recognized and required by Canadian regulations. However, the SEC does not recognize them and U.S. investors are cautioned not to assume that any part or all of a mineral deposit in this category will ever be converted into mineral reserves.

Additional Information and Where to Find It

In connection with Apollo’s solicitation of proxies with respect to the meeting of shareholders of Apollo to be held to consider the proposed Merger, Apollo will file a proxy statement with the SEC and with regulatory authorities in Canada.  SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/INFORMATION CIRCULAR WHEN IT IS FINALIZED AND DISTRIBUTED TO SHAREHOLDERS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  Shareholders will be able to obtain a free-of-charge copy of Apollo’s proxy statement (when available) and other relevant documents filed with the SEC and with regulatory authorities in Canada from the SEC’s website at http://www.sec.gov and from SEDAR at http://www.sedar.com, as applicable.  Shareholders of Apollo will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Apollo Gold Corporation, 5655 South Yosemite St., Suite 200, Greenwood Village, Colorado 80111-3220 or (720) 886-9656, extension 217, or from Apollo’s website at http://www.apollogold.com.

Interests of Participants in the Solicitation of Proxies

Apollo and certain of its directors, executive officers and other members of its management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation is set forth in Apollo’s proxy statements and Annual Reports on Form 10-K (including any amendments thereto), previously filed with the SEC, and in the proxy statement relating to the plan of arrangement when it becomes available. Copies of these documents can be obtained, without charge, at the SEC’s internet website at www.sec.gov or by directing a request to Apollo at the address above.

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of US dollars)
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT
Cash	$1,931	$–
Restricted cash	17,695	6,731
Accounts receivable and other	1,107	1,690
Prepaids	1,578	394
Derivative instruments	8,167	1,961
Inventories	8,718	8,189
Total current assets	39,196	18,965
Derivative instruments	–	4,844
Long-term investments	4,476	1,036
Property, plant and equipment	113,561	116,171
Investment in Montana Tunnels joint venture	–	3,440
Restricted certificates of deposit	15,318	14,805
TOTAL ASSETS	$172,551	$159,261

LIABILITIES
CURRENT
Bank indebtedness	$–	$328
Accounts payable	5,395	6,789
Accrued liabilities	2,245	2,129
Derivative instruments	12,757	12,571
Current portion of long-term debt	41,305	34,860
Total current liabilities	61,702	56,677
Accrued long-term liabilities	353	483
Derivative instruments	30,849	31,654
Long-term debt	34,094	48,909
Equity-linked financial instruments	17,305	27,318
Accrued site closure costs	5,710	5,345
Future income tax liability	450	1,304
TOTAL LIABILITIES	150,463	171,690

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common stock – Nil par value, unlimited shares authorized, 337,973,660 and 264,200,927 shares issued and outstanding, respectively	230,450	202,769
Additional paid-in capital	45,942	45,555
Accumulated deficit	(254,304)	(260,753)
TOTAL SHAREHOLDERS’ EQUITY (DEFICIENCY)	22,088	(12,429)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)	$172,551	$159,261

APOLLO GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(U.S. dollars and shares in thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2010	2009
Revenue from the sale of gold	$17,626	$–
Operating expenses
Direct operating costs	9,984	–
Depreciation and amortization	3,461	10
Accretion expense – accrued site closure costs	175	–
General and administrative expenses	1,949	932
Exploration and business development	271	227
	15,840	1,169
Operating income (loss)	1,786	(1,169)
Other income (expenses)
Interest income	54	40
Interest expense	(3,342)	(830)
Debt transaction costs	–	(1,239)
Loss on modification of convertible debentures	(513)	(1,969)
Linear acquisition costs	(577)	–
Fair value change on equity-linked financial instruments	10,013	(4,753)
Realized (losses) gains on derivative instruments	(3,343)	368
Unrealized gains (losses) on derivative instruments	1,981	(18,418)
Foreign exchange gain and other	222	97
	4,495	(26,704)
Income (loss) before income taxes and equity loss in Montana Tunnels joint venture	6,281	(27,873)
Income taxes	869	73
Equity loss in Montana Tunnels joint venture	(701)	(624)
Net income (loss) and comprehensive income (loss) for the period	$6,449	$(28,424)

Basic and diluted net income (loss) per share	$0.02	$(0.13)

Basic weighted-average number of shares outstanding	276,461	226,459
Diluted weighted-average number of shares outstanding	312,656	226,459

APOLLO GOLD CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)
(Unaudited)

	Three months ended March 31,
	2010	2009
Operating activities
Net income (loss) for the period	$6,449	$(28,424)
Items not affecting cash:
Depreciation and amortization	3,461	10
Stock-based compensation	238	182
Shares and warrants issued for services and payment of interest	599	4,020
Accretion expense – accrued site closure costs	175	–
Accretion expense – amortization of debt discount	1,583	–
Accretion expense – convertible debentures	215	802
Interest paid on convertible debentures	(772)	(567)
Unrealized (gains) losses on derivative instruments	(1,981)	18,418
Net change in equity-linked financial instruments	(10,013)	4,753
Other	193	(63)
Income taxes	(869)	(73)
Equity investment in Montana Tunnels joint venture	589	624
Net change in non-cash operating working capital items	(1,246)	587
Earnings distribution from Montana Tunnels joint venture	–	480
Net cash (used in) provided by operating activities	(1,379)	749

Investing activities
Property, plant and equipment expenditures	(1,062)	(21,866)
Restricted cash and certificates of deposit, including bank indebtedness	(11,292)	8,170
Net cash used in investing activities	(12,354)	(13,696)

Financing activities
Proceeds on issuance of shares	24,497	–
Proceeds from exercise of warrants	2,145	499
Proceeds from debt	–	38,034
Repayments of debt	(10,973)	(20,937)
Net cash provided by financing activities	15,669	17,596

Effect of exchange rate changes on cash	(5)	(4)

Net increase in cash	1,931	4,645
Cash, beginning of period	–	–
Cash, end of period	$1,931	$4,645

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$2,674	$880
Income taxes paid	$–	$25